UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[x]  Preliminary Information Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5
     (d)(2))

[ ]  Definitive Information Statement


                        ELINE ENTERTAINMENT GROUP , INC.
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [x]  No Fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and
          0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)Proposed maximum aggregate value of transaction:

          (5)Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

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

                         ELINE ENTERTAINMENT GROUP, INC.
                      1820 NE JENSEN BEACH BLVD., SUITE 634
                             JENSEN BEACH, FL 34957


Dear Stockholders:

     We are writing to advise you that we intend to amend our Articles of Incorporation to increase our authorized shares of Common Stock, par value $.001 per share, to 250,000,000,000 shares. This action was approved on November 15, 2007 by our Board of Directors. In addition, shareholders who hold a majority of our issued and outstanding voting securities also approved this action on November 15, 2007, by written consent in lieu of a special meeting in accordance with in accordance with the relevant sections of the Nevada Revised Statutes. The amendment to our Articles of Incorporation increasing the number of our authorized shares of common stock will not be effective until after we file Articles of Amendment to our Articles of Incorporation with the Nevada Secretary of State. We intend to file the Articles of Amendment 20 days after the date this information statement is first mailed to our stockholders.

     WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This information statement is to be first mailed to you on or about February 1, 2008.

     Please feel free to call us at 267-350-9331 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in Eline Entertainment Group, Inc.


                                        For the Board of Directors of
                                        Eline Entertainment Group, Inc.


                                        By: /s/ Jayme Dorrough
                                        ----------------------
                                        Jayme Dorrough
                                        Director

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

                         ELINE ENTERTAINMENT GROUP, INC.
                      1820 NE JENSEN BEACH BLVD., SUITE 634
                             JENSEN BEACH, FL 34957
                             Telephone 267-350-9331

                         INFORMATION STATEMENT REGARDING
                    ACTION TO BE TAKEN BY WRITTEN CONSENT OF
                              MAJORITY STOCKHOLDERS
                          IN LIEU OF A SPECIAL MEETING

                     WE ARE NOT ASKING YOU FOR A PROXY, AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.


                                     GENERAL

     This Information Statement is being furnished to the stockholders of Eline Entertainment Group, Inc. to provide you with information and a description of an action taken by written consent of the holder of a majority of our issued and outstanding voting securities in lieu of a special meeting on November 15, 2007 in accordance with the relevant sections of the Nevada Revised Statues. This action was taken by one stockholder who individually owns in excess of the required majority of our outstanding voting securities necessary for the adoption of this action.

     The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 78.320 of the Nevada Revised Statutes which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holder of a majority in interest of our voting securities.

     Our voting securities are comprised of our common stock, our Series A Convertible Preferred stock and our Class B Convertible Preferred stock. The holders of our shares of common stock are entitled to one vote for each outstanding share on all matters submitted to our shareholders. Each share of Class A and Class B Convertible Preferred Stock is entitled to 500 votes, on all matters submitted to our stockholders for a vote, and both classes of these securities vote together as one class.

     As of November 15, 2007, there were 53,124,296 shares of our common stock, 172,825 shares of our Class A Convertible Preferred Stock, and 0 shares of our Class B Convertible Preferred Stock issued and outstanding. These three classes of securities represent all of our voting securities. Each share of common stock is entitled to one vote, and each share of Class A and Class B Convertible Preferred Stock is entitled to 500 votes, on all matters submitted to our stockholders for a vote, and both classes of these securities vote together as one class.

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

     On November 15, 2007, Yucatan Holding Company ("Yucatan"), which owns in the aggregate 40,084,131 shares of our common stock and 160,200 shares of our Class A Convertible Preferred Stock, representing approximately 86% of our outstanding voting securities, giving effect to the transactions described below, approved these actions by written consent. Jayme Dorrough, our sole director, is the sole officer, director and beneficial owner of Yucatan.

     The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

     No dissenters' rights under Nevada law are afforded to our stockholders aa result of the taking of the corporate actions described in this information statement.


                           OUR PRINCIPAL STOCKHOLDERS

     Our voting securities are comprised of our common stock, our Series A Convertible Preferred stock and our Class B Convertible Preferred stock. The holders of our shares of common stock are entitled to one vote for each outstanding share on all matters submitted to our shareholders. Each share of Class A and Class B Convertible Preferred Stock is entitled to 500 votes, on all matters submitted to our stockholders for a vote, and both classes of these securities vote together as one class. The following table contains information regarding record ownership of our voting stock as of November 15, 2007 held by:

     * persons who own beneficially more than 5% of our outstanding voting securities,

     *  our directors,

     *  named executive officers, and

     *  all of our directors and officers as a group.

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

                                                    Amount and Nature of   Percentage      Percent of
Title of Class        Name of Beneficial Owner      Beneficial Ownership    of Class    Voting Control (1)
-------------------   ---------------------------   --------------------   ----------   ------------------
Common Stock

                      Jayme Dorrough (2) ........        40,084,131            75%             86%
                      Barry A. Rothman ..........                 0             -                -
                      Merlin Group ..............         4,100,000             8%              7%
                      All executive officers
                        and directors as a
                        group (two persons) (2)..            84,131            75%             86%

Class A Convertible
Preferred Stock

                      Jayme Dorrough (2) ........           160,200            93%             86%
                      Barry A. Rothman ..........                 0             -                -
                      Merlin Group ..............            12,625             7%              7%
                      All executive officers
                        and directors as a
                        group (two persons) (2) .           160,200            93%             86%
                      Yucatan Holding Company (2)           160,200            93%             86%

Class B Convertible
Preferred Stock

                      Jayme Dorrough (2) ........                 0             0%             86%
                      Barry A. Rothman ..........                 0             -                -
                      All executive officers
                        and directors as a
                        group (two persons) (2) .                 0             0%             86%
                      Yucatan Holding Company (2)                 0             0%             86%

_________

*   represents less than 1%

(1) Percentage of Voting Control is based upon the number of issued and outstanding shares of our common stock and shares of our Class B Convertible Preferred Stock at November 15, 2007. At November 15, 2007 the holders of our outstanding shares of common stock and Class A Convertible Preferred Stock were entitled to an aggregate of 139,536,796 votes at any meeting of our stockholders, which includes 53,124,296 votes attributable to the outstanding shares of common stock and 86,412,500 votes attributable to the outstanding shares of Class A Convertible Preferred Stock.

(2) Mrs. Dorrough, our sole director, is the sole officer and director of Yucatan Holding Company. All shares of Series A Convertible Preferred Stock owned by Mrs. Dorrough are owned of record by Yucatan Holding Company.

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

                                  THE AMENDMENT

     On November 15, 2007, we had 53,124,296 authorized shares of our common stock outstanding. Currently, there are 90,000,000 shares of common stock authorized. There are also 5,000,000 shares of Preferred authorized, which amount includes 172,825 issued and outstanding shares of Series A Convertible Preferred stock.

     We have realized, in the evaluation of various merger and acquisition candidates that, given our limited amount of cash, we would need additional authorized shares to complete a merger or acquisition utilizing our shares. Therefore, we decided to authorize additional shares at this time to position the Company to take quick advantage of opportunities that may arise and to avoid the delay and expense of authorizing additional shares at a later date in connection with an acquisition. This increase in authorized shares will empower our board of directors under certain circumstances to issue the additional shares without prior notice to our shareholders and without their approval.

     The Amendment will not affect your stock ownership in any way. The issuance of additional common stock, however, will decrease your percentage of ownership of the Company.

                   WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

     We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at www.sec.gov.

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

EXHIBIT A

                              ARTICLES OF AMENDMENT
                          TO ARTICLES OF INCORPORATION
                                       OF
                         ELINE ENTERTAINMENT GROUP, INC.

Pursuant to Section 78.390 of the Nevada Revised Statutes of the State of Nevada, the undersigned, being the President of ELINE ENTERTAINMENT GROUP, INC., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), bearing file number C-12526-1997, does hereby certify that the following resolutions were adopted pursuant to the authority of the Board of Directors and the holder of a majority of the Corporation's issued and outstanding voting securities as required by Section 78.390 of the Nevada Revised Statutes:

         RESOLVED, that the Board of Directors and the holder of a majority of the Corporation's issued and outstanding voting securities, in accordance with applicable Nevada law, hereby increases the number of the Corporation's authorized shares of Common Stock, par value $.001 per share, from 90,000,000 shares to 250,000,000,000 shares; and be it

         FURTHER RESOLVED, that the Corporation shall file Articles of Amendment to its Articles of Incorporation reflecting such increase and directs that
Section 1 (a) of Article VI - Capital Stock - of the Articles of Incorporation of the Corporation be deleted in its entirety and substituted with the following:

ARTICLE VI - CAPITAL STOCK:

         Section 1. Authorized Shares. The total number of shares which this Corporation is authorized to issue is 250,005,000,000 shares of Capital Stock at $.001 par value per share as set forth in subsection(a) and
         (b) of this Section I of Article IV.

         (a) The total number or shares of Common Stock which this Corporation is authorized to issue is 250,000,000,000 shares at $.001 par value per share.

         Unless specifically amended hereby, all other provisions Article IV of the Corporation's Articles of Incorporation, as amended through the date hereof, remain unchanged and in full force and effect.

         The foregoing resolutions and Articles of Amendment were adopted by the Board of Directors of the Corporation pursuant to a written consent of the sole director of the Corporation dated November 15, 2007 in accordance with Section
78.315 of the Nevada Revised Statutes, and by the holder of such number of shares of the Corporation's voting securities in excess of number necessary for adoption of this action pursuant to a written consent dated November 15, 2007 in accordance with Section 78.320 of the Nevada Revised Statutes.

         IN WITNESS WHEREOF, the undersigned Sole Director of Eline Entertainment Group, Inc. has executed these Articles of Amendment on behalf of the Corporation on this 15th day of November, 2007.

                                        ELINE ENTERTAINMENT GROUP , INC

                                        By: /s/ Jayme Dorrough
                                        ----------------------
                                        Jayme Dorrough, Director

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